UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2018

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On July 27, 2018, The Interpublic Group of Companies, Inc. (the “Company”) entered into a Credit Agreement (the “Term Loan Agreement”) among the Company, the initial lenders named therein, Citibank, N.A. (“Citibank”), as administrative agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., as syndication agent and Citibank, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners.

The Term Loan Agreement provides for total term loan commitments of $500,000,000. Unless terminated earlier, the term loans under the Term Loan Agreement will mature on the three-year anniversary of the date on which all the conditions precedent in Section 3.03 of the Term Loan Agreement have been satisfied (such date, the “Closing Date”). The term loan commitments will expire and terminate on the earliest to occur of (i) the voluntary termination of the term loan commitments by the Company, (ii) the “Outside Date” (as defined in the Acquisition Agreement (as defined below) as in effect on July 2, 2018) and (iii) the termination of the Acquisition Agreement (in accordance with the terms thereof). The principal amount of term loans outstanding under the Term Loan Agreement, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full on the earlier of (x) the third anniversary of the Closing Date and (y) the date of the voluntary termination of the term loan commitments by the Company or the termination of the term loan commitments by the lenders after an event of default.

The proceeds from the Term Loan Agreement will be available for the Company solely to finance the payment of the cash consideration payable under that certain Membership Interest Purchase Agreement, dated as of July 2, 2018 (the “Acquisition Agreement”), among the Company, Acxiom Corporation, a Delaware corporation (“Acxiom”), LiveRamp, Inc., a Delaware corporation, and Acxiom Holdings, Inc., a Delaware corporation, upon the consummation of the previously announced acquisition (the “Acquisition”) of Acxiom’s Marketing Solutions business and to pay fees and expenses incurred in connection with the transactions contemplated by the Term Loan Agreement, including those incurred in connection with the consummation of the Acquisition. Any funding under the Term Loan Agreement would occur substantially concurrently with the closing of the Acquisition, subject to customary conditions for acquisition financings of this type.

Loans under the Term Loan Agreement will bear interest at a variable rate based on, at the Company’s option, a Eurodollar rate or a base rate which base rate is based on the highest of (i) Citibank’s base rate publicly announced in New York, New York, (ii) the federal funds rate plus 0.5% and (iii) the Eurodollar rate for one month plus 1%, subject to a floor of 1%, in each case plus an applicable margin depending on the Company’s public debt rating.

Such applicable margin ranges, in the case of base rate loans, from 0% to 1.00% and, in the case of Eurodollar rate loans, from 1.00% to 2.00%. In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% and apply to any overdue amounts. The Company will pay the Administrative Agent for the account of each lender under the Term Loan Agreement a ticking fee, payable quarterly in arrears on the last day of each calendar quarter, which will accrue on the aggregate amount of the commitments of the lenders from August 31, 2018, until the earlier of (x) the Closing Date and (y) the termination of the commitments of the lenders under the Term Loan Agreement. The ticking fee will accrue at a rate equal to an applicable margin depending on the Company’s public debt rating ranging from 0.10% to 0.30% per annum times the daily unused amount of the commitments of all of the lenders under the Term Loan Agreement outstanding from time to time.

The Term Loan Agreement contains customary events of default, representations and warranties and covenants that will become effective on the Closing Date, including, among other things, covenants that restrict the ability of the subsidiaries of the Company to incur certain additional indebtedness and restrict the ability of the Company and its subsidiaries to create or permit liens on assets or engage in mergers or consolidations. The Term Loan Agreement events of default, representations and warranties, and covenants are substantially the same as those under the Existing Credit Agreement (as defined below).

The Term Loan Agreement will also require the Company to maintain a minimum interest coverage ratio of 5.00 to 1.00 and a maximum leverage ratio of 3.50 to 1.00; provided that on and after the Closing Date, the leverage ratio increases to (i) 4.00 to 1.00, beginning on the last day of the first, second and third fiscal quarters ending after the Closing Date, (ii) 3.75 to 1.00 on the last day of the fourth, fifth, sixth and seventh full fiscal quarters ending after the Closing Date and (iii) 3.50 to 1.00 on the last day of the eighth full fiscal quarter after the Closing Date and thereafter.

The obligations under the Term Loan Agreement are general unsecured obligations of the Company.

The foregoing description of the material terms of the Term Loan Agreement is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Amendment to Credit Agreement

On July 27, 2018, the Company entered into Amendment No. 1 (the “Amendment”) to its Amended and Restated Credit Agreement dated as of October 25, 2017 (the “Existing Credit Agreement” and, together with the Amendment, the “Amended Credit Agreement”) among the Company, the banks, financial institutions and other institutional lenders parties to the Existing Credit Agreement (collectively, the “Lenders”) and Citibank, N.A., as administrative agent for the Lenders.

Pursuant to the Amendment, upon the consummation of the Acquisition, the Lenders have agreed to modify the leverage ratio covenant in the Existing Credit Agreement to increase the maximum leverage ratio to (i) 4.00 to 1.00 on the last day of the first, second and third fiscal quarters ending after the date the Acquisition is consummated (the “Acxiom Closing Date”), (ii) 3.75 to 1.00 on the last day of the fourth, fifth, sixth and seventh full fiscal quarters ending after the Acxiom Closing Date and (iii) 3.50 to 1.00 on the last day of the eighth full fiscal quarter ending after the Acxiom Closing Date and thereafter.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the Term Loan Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 27, 2018, among The Interpublic Group of Companies, Inc., the initial lenders named therein, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and Citibank, N.A., JPMorgan Chase Bank, N.A., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint leader arrangers and joint bookrunners.

10.2	Amendment No. 1 to the Credit Agreement, dated as of July 27, 2018, among The Interpublic Group of Companies, Inc., the banks, financial institutions and other institutional lenders parties to the Credit Agreement and Citibank, N.A., as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: August 2, 2018	By: /s/ Andrew Bonzani
	Name:	Andrew Bonzani
	Title:	Senior Vice President, General Counsel and Secretary